Exhibit (a)(1)(E)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor–Social Security Numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (EINs) have nine digits separated by only one hyphen: i.e, 00-0000000. The table below will help determine the number to give the payor.

For this type account	Give the SOCIAL SECURITY Number of	For this type account	Give the SOCIAL SECURITY Number of

1. An individual's account	The individual	9. A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying
number of the personal representative or trustee
2. Two or more individuals (joint account)	The actual owner of the account, or, if combined		unless the legal entity itself is not designated in the
	funds, the first individual on the account (1)		account title.) (5)

3. Husband and wife (joint account)	The actual owner of the account, or, if combined	10. Corporate account	The corporation
	funds, the first individual on the account (1)	11. Religious, charitable, or educational organization account	The organization

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	12. Partnership account held in the name of the business	The partnership (6)

5. Adult and minor (joint account)	The actual owner of the account, or, if combined	13. Association, club, or other tax-exempt organization	The organization
funds, the first individual on the account (1)

6. Account in the name of guardian or committee for a	The ward, minor, or incompetent person (3)	14. A broker or registered nominee	The broker or nominee
designated ward, minor, or incompetent person

7. a. The usual revocable savings trust account
(grantor is also trustee)	The grantor-trustee (1)	15. Account with the Department of Agriculture in	The public entity
the name of a public entity (such as a State or
local government, school district, or prison)
that receives agricultural program payments
b. So-called trust account that is not a legal or	The actual owner (1)
valid trust under State law

8. Sole proprietorship account	The owner (4)

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s SSN.
(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your SSN or your EIN (if you have one). This also applies to a single-member limited liability company that is disregarded as an entity separate from its owner for federal purposes.
(5)	List first and circle the name of the legal trust, estate, or pension trust.
(6)	This also applies to a limited liability company (LLC) with at least two members.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number	Payments of interest not generally subject to backup withholding include the following:

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.	— Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
— Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
— Payments on tax-free covenant bonds under Section 1451 of the Code.
Payees Exempt from Backup Withholding	— Payments made by certain foreign organizations.
— Mortgage or student loan interest paid to you.
Payees specifically exempted from backup withholding on all payments include the following:
— Certain corporations.	Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX PROVIDED TO INDICATE THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
— Certain financial institutions.
—    An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as
        amended (the "Code"), an individual retirement account, or a custodial account under Section
403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
— The United States or any agency or instrumentality thereof.
— A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
— A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.	Certain payments other than interest dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations promulgated thereunder.
— An international organization or any agency, or instrumentality thereof.
— Certain dealers in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.	Privacy Act Notice-Section 6109 of the Code requires you to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.
— Certain real estate investment trusts.
— Certain common trust funds operated by a bank under Section 584(a) of the Code.
— Certain exempt charitable remainder trusts described in Section 664 of the Code and certain non-exempt trusts described in Section 4947 of the Code.
— Certain entities registered at all times under the Investment Company Act of 1940.	The IRS may also provide this information to the Department of Justice for civil and criminal litigation; and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws; or to federal law enforcement and intelligence agencies to combat terrorism.
— Certain foreign central banks of issue.
— Certain futures commission merchants registered with the Commodity Futures Trading Commission.
— Certain middlemen known in the investment community as nominees or custodians.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:	Penalties

— Payments to nonresident aliens subject to withholding under Section 1441 of the Code.	(1) Penalty for Failure to Furnish Taxpayer Identification Number-If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
— Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.	(2) False Information With Respect to Withholding-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.
— Payments of patronage dividends where the amount received is not paid in money.
— Payments made by certain foreign organizations.
— Section 404(k) payments made by an ESOP.	FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.